Exhibit 99.1

Porch Group files application to form a reciprocal insurance exchange

Reciprocal exchange to bolster Porch’s plans to enhance capital efficiency and mitigate direct exposure to insurance claims and weather events

SEATTLE, March 20, 2023 (GLOBE NEWSWIRE) -- Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services and insurance industries, today announced that its insurance business, Homeowners of America (“HOA”), has filed an application to form and license a Texas reciprocal insurance exchange (a “Reciprocal”) with the Texas Department of Insurance (“TDI”). If approved and fully implemented by Porch, its insurance underwriting business would be conducted exclusively through the Reciprocal.

The formation of the Reciprocal is an initial step in Porch’s long-term strategy to reduce its exposure to earnings volatility from its Insurance segment by mitigating direct exposure to insurance claims and weather events. The Reciprocal may also help to reduce the impact of a challenging reinsurance market that has both less capacity and higher prices.

Homeowners that purchase policies in the Reciprocal could receive benefits and value-added services unique to what Porch and its various companies offer. Similarly, Porch would be able to continue to pursue its growth strategy by reaching homebuyers early and throughout the homebuying journey, and leveraging access to homebuyer information and property data.

A reciprocal insurer is an insurance association owned by its policyholder-members who spread risk by pooling their risks together. This reciprocal exchange structure has been utilized by other homeowner insurance businesses such as Farmers Insurance. The day-to-day operations of the Reciprocal would be managed by a subsidiary of Porch, which would receive ongoing fees for originating, underwriting and processing claims on behalf of the Reciprocal.

The launch of the Reciprocal remains subject to review and approval by the TDI, which is not expected before Q3 2023. Formation of the reciprocal is subject to ongoing Porch and regulatory review in context of broader capital and operating environment and the decision to proceed remains within the Company’s discretion.

About Porch Group

Seattle-based Porch Group, Inc., the vertical software platform for the home, provides software and services to approximately 30,900 home services companies such as home inspectors, mortgage companies and loan officers, title companies, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch Group provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, warranty, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch Group, visit porchgroup.com or porch.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of Porch Group, Inc. (“Porch”). For example, statements herein that describe the potential formation of a new reciprocal exchange, including its capital, financial and operational impact, and other statements of management's related beliefs, intentions or goals also are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “target,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the ability of Porch and its affiliates to consummate the proposed formation of the reciprocal exchange and the satisfaction of the conditions precedent to consummation of the proposed formation of such exchange, including the ability to secure regulatory approvals (on a state by state basis and initially in Texas) on the terms expected, at all or in a timely manner; (ii) the ability of Porch to successfully operate its businesses alongside a reciprocal exchange; (iii) the ability of Porch to implement its plans, forecasts and other expectations with respect to the reciprocal exchange business after the completion of the formation and to realize expected synergies and/or convert policyholders from its existing insurance carrier business into policyholders of the reciprocal exchange; and (iv) potential business disruption following the formation, as well as other risks and important factors detailed in our public filings with the Securities and Exchange Commission (the “SEC”), including Porch’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent reports on Form 8-K, all of which are available on the SEC’s website at www.sec.gov. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Investor Relations Contact:

Lois Perkins

Porch Group

IR@porch.com

Porch Group Press Contact:
Anna Rutter
Gateway Group, Inc.
(949) 574-3860
PRCH@gatewayir.com